                                                                     EXHIBIT (G)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1994-A Monthly Statement


Trust Distribution Date: July 15, 1997         Due Period Ending:  June 30, 1997

Pursuant to the Series Supplement dated as of December 20, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

     Series  1994-A                                   Total         Interest       Principal
          Class A      30 days at 5.714418610%    $4.762015508    $4.762015508   $0.000000000


2.   Principal Receivables at the end of the Due Period

 (a) Aggregate Investor Interest                       $12,275,796,676.00
     Seller Interest                                    $5,297,487,748.80

     Total Master Trust                                $17,573,284,424.80


 (b) Group One Investor Interest                       $10,175,796,676.00

 (c) Group Two Investor Interest                        $2,100,000,000.00

 (d) Series 1994-A Investor Interest                    $2,100,000,000.00

 (e) Class A Investor Interest                          $2,100,000,000.00

     Class B Investor Interest                                      $0.00

3.   Allocation of Receivables Collected During the Due Period

                                            Finance Charge           Principal              Yield
                                             Collections            Collections           Collections
 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation.          $204,093,992.95     $1,562,996,511.89            $0.00

     Seller:                                  $87,177,582.55       $667,625,026.41            $0.00

 (b) Group One Allocation                    $169,199,658.21     $1,295,768,051.60            $0.00

 (c) Group Two Allocation                     $34,894,334.74       $267,228,460.29            $0.00

 (d) Series 1994-A Allocations                $34,894,334.74       $267,228,460.29            $0.00

 (e) Class A Allocations                      $34,894,334.74       $267,228,460.29            $0.00

     Class B Allocations                               $0.00                 $0.00            $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")

                       Deposits into the
                          SPFAs This           SPFA        Deposit Deficit     Investment
                          Due Period          Balance            Amount          Income
     Series 1994-A          $0.00              $0.00              0.00            $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments

                                                               Total Payments
                         Amount Paid        Deficit Amount      Through This
                       This Due Period      This Due Period      Due Period
     Series 1994-A          $0.00                $0.00              $0.00


6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                        Deposits Into the
                                          SIFAs This
                                           DuePeriod           SIFA Balance
     Series 1994-A                      $10,000,232.57            $0.00

7.   Pool Factors

                                                        This Due Period
     Class A                                                1.00000000

     Class B                                                       0.0

8.   Investor Charged-Off Amount

                                                              Cumulative
                                                               Investor
                                                              Charged-Off
                                        This Due Period          Amount
 (a) Group One                           $65,940,534.12          $0.00

 (b) Group Two                           $13,599,029.07          $0.00

 (c) Series 1994-A                       $13,599,029.07          $0.00

 (d) Class A                             $13,599,029.07          $0.00

     Class B                                      $0.00          $0.00

9.   Investor Losses This Due Period

                                                           Per $1,000 of
                                                         Original Invested
                                               Total         Principal

 (a) Group One                                  $0.00          $0.00

 (b) Group Two                                  $0.00          $0.00

 (c) Series 1994-A                              $0.00          $0.00

 (d) Class A                                    $0.00          $0.00

     Class B                                    $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period

                                                           Per $1,000 of
                                                         Original Invested
                                               Total         Principal
 (a) Group One                                  $0.00          $0.00

 (b) Group Two                                  $0.00          $0.00

 (c) Series 1994-A                              $0.00          $0.00

 (d) Class A                                    $0.00          $0.00

     Class B                                    $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses

                                                           Per $1,000 of
                                                         Original Invested
                                               Total         Principal
 (a) Group One                                 $0.00          $0.00

 (b) Group Two                                 $0.00          $0.00

 (c) Series 1994-A                             $0.00          $0.00

 (d) Class A                                   $0.00          $0.00

     Class B                                   $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

 (a) Group One                                           $16,959,661.13

 (b) Group Two                                            $3,500,000.00

 (c) Series 1994-A                                        $3,500,000.00

 (d) Class A                                              $3,500,000.00

     Class B                                                      $0.00

13.  Class Available Subordinated Amount at the end of the Due Period

                                                            As a Percentage
                                                              of Class A
                                             Total          Invested Amount
     Series 1994-A Class B                    $0.00             0.0000%

14.  Total Available Credit Enhancement Amounts

                                                   Shared Amount      Class B Amount

     Maximum Amount                              $168,000,000.00               $0.00

     Available Amount                            $168,000,000.00               $0.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                                  $0.00               $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding   $17,861,912,737.07

                         Delinquent Amount     Percentage of Ending
     Payment Status      Ending Balance        Receivables Outstanding

     30-59 days           $507,951,322.94              2.84%

     60-179 days          $774,519,100.16              4.34%


                                     FIRST BANK NATIONAL ASSOCIATION
                                     as Trustee


                                   BY: ____________________________

                                            Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1994-A Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 20, 1994 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-A Master Trust Certificates for the Distribution Date occurring on July 15, 1997:


     1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

     2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

     3.   The aggregate amount of Collections processed during the related Due
          Period is equal to                                                              $2,521,893,113.82

     4.   The aggregate amount of Class A Principal Collections processed during
          the related Due Period is equal to                                                $267,228,460.29

     5.   The aggregate amount of Class A Finance Charge Collections processed
          during the related Due Period is equal to                                          $34,894,334.74

     6 a. The aggregate amount of Class A Principal Collections recharacterized as
          Series Yield Collections during the related Due Period is equal to                          $0.00

     6 b. The aggregate amount of Class A Additional Funds for this Distribution
          date is equal to                                                                            $0.00

     7.   The sum of all amounts payable to the Class A Certificateholders
          on the current Distribution Date is equal to                                       $10,000,232.57

     8. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class A Required Amount Shortfall                                  $0.00
                is equal to

          (b)  with respect to the Class A Cumulative Investor Charged-Off                            $0.00
                Amount is equal to

          (c)  with respect to the Class A Investor Interest is equal to                              $0.00

     9. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of July, 1997.



                               GREENWOOD TRUST COMPANY
                                    as Master Servicer

                               By:_________________________
                               Vice President, Director of Accounting,
                                and Treasurer